UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 18, 2009

K's Media

(Exact Name of Registrant as Specified in Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

000-52760

(Commission File Number)

75-3263792

(I.R.S. Employer Identification No.)

8/F GongJieDaSha, Ji 2, GongTi Road East,
ChaoYang District, Beijing, China  100027

(Address of Principal Executive Offices) (Zip Code)

86-10-5921-2230

(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

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Item 4.01 Changes in Registrant's Certifying Accountant.

On January 31, 2009, we engaged Goldman Parks Kurland Mohidin LLP ("Goldman"), an independent registered firm of Certified Public Accountants, as our principal independent accountant with the approval of our company's board of directors. Accordingly, we dismissed Sherb & Co., LLP ("Sherb"), as our independent registered public accounting firm.

The report of Sherb on the financial statements of the Company as of April 30, 2008 and for the year then ended did not contain an adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, except for an explanatory paragraph relating to a going concern uncertainty, audit scope, or accounting principles.

During the year ended April 30, 2008 through the date of its dismissal, there were: (i) no disagreements between the Company and Sherb on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Sherb, would have caused Sherb to make reference to the subject matter of the disagreements in their reports on the Company's financial statements for such period, and (ii) no reportable events within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K.

The Company has requested that Sherb furnishs it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of such letter will be filed shortly upon receipt.

Item 9.01. Financial Statements and Exhibits.

N/A

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

K's Media
February 18, 2009	By:	/s/ Jake Wei
Jake Wei
Chief Financial Officer

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